UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2025

Air Products and Chemicals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-04534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Air Products Boulevard Allentown,

Pennsylvania 18106-5500

(Address of principal executive offices and zip code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	APD	New York Stock Exchange
0.500% Euro Notes due 2028	APD28	New York Stock Exchange
2.950% Euro Notes due 2031	APD31	New York Stock Exchange
0.800% Euro Notes due 2032	APD32	New York Stock Exchange
3.250% Euro Notes due 2032	APD32B	New York Stock Exchange
4.000% Euro Notes due 2035	APD35	New York Stock Exchange
3.450% Euro Notes due 2037	APD37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2025, Sean D. Major resigned as Executive Vice President, General Counsel and Secretary of Air Products and Chemicals, Inc. (the “Company”), effective July 11, 2025. Mr. Major’s successor will be named at a later date.

Mr. Major will receive severance and other benefits in accordance with the Company’s Executive Separation Program. The terms of the Executive Separation Program were disclosed in the Company’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the United States Securities and Exchange Commission on December 3, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Date: July 8, 2025	By:	/s/ Melissa N. Schaeffer
Melissa N. Schaeffer
Executive Vice President and
Chief Financial Officer